UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 5, 2009
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063 (Commission File Number)	38-2378932 (IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan (Address of Principal Executive Offices)	48502 (Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 8, 2009, Citizens Republic Bancorp, Inc. (the “Company”) issued a press release announcing the following personnel and title changes. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On October 5, 2009, Martin E. Grunst, senior vice president, treasurer and principal accounting officer tendered his resignation effective October 16, 2009. Mr. Grunst has accepted a similar position with another organization outside of Michigan.
On October 7, 2009, the board of directors of the Company appointed Joseph C. Czopek, age 52, as principal accounting officer effective October 16, 2009. Mr. Czopek joined the Company in March of 2009 as senior vice president and controller and continues in that role in addition to his new appointment. Czopek served as chief financial officer for Ace Mortgage Funding, a privately held mortgage broker based in Indianapolis, Indiana, prior to joining the Company from December 2006 to November 2008. Prior to that, he served as controller of Oak Street Mortgage, a privately held subprime mortgage lender based in Carmel, Indiana, from September 2003 to December 2006 and as senior finance manager for Bank One Corporation, Chicago, Illinois, from November 1995 to September 2003. Mr. Czopek has more than 20 years of experience in the lending industry.
Also on October 7, 2009 the board of directors of the Company appointed Brian D.J. Boike, age 32 as senior vice president and treasurer effective October 16, 2009. Mr. Boike joined the Company in December of 2004 concentrating in the treasury and asset liability functions of the Company.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.
Exhibit 99.1     Press Release, dated October 8, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its:	General Counsel and Secretary

Date: October 8, 2009